Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

ON Semiconductor Corporation

and Semiconductor Components Industries, LLC
Offer to Exchange Their 12% Senior Secured Notes due 2008,
which have been registered under the Securities Act of 1933, as amended, for any and all Outstanding
12% Senior Secured Notes due 2008

      This form or one substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of ON Semiconductor Corporation and Semiconductor Components Industries, LLC (together, the “Issuers”) made pursuant to the Prospectus, dated                           , 2002 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for the Initial Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuers prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Such form may be delivered by mail or hand delivery to Wells Fargo Bank Minnesota, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Capitalized terms not defined herein are defined in the Letter of Transmittal.

Delivery to: Wells Fargo Bank Minnesota, National Association, Exchange Agent

By Mail, Overnight Mail or Courier:

Corporate Trust Services

213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Joseph O’Donnell

By Hand

between 8 a.m. and 4:30 p.m.:

Corporate Trust Services

213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Joseph O’Donnell

For information call:

(860) 704-6217

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer — Guaranteed Delivery Procedure” section of the Prospectus.

Principal Amount of Initial Notes Tendered:
$
Certificate Nos. (if available):

If Initial Notes will be delivered by book-entry transfer to The Depositary Trust Company, provide account number.
Account Number

Name(s) of Record Holders(s):
Address(es): Area Code and Telephone Number(s): Signature(s):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any “eligible guarantor” institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the certificates representing all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)
Address:	Title:

Name:

Area Code and	Date:
Telephone Number:

3